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                                                                    EXHIBIT 23.5



                     CONSENT OF PERSON TO BECOME A DIRECTOR




     Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any reference to me as a person nominated to become a director of Physicians Trust, Inc. ("PTI") in the Prospectus constituting a part of PTI's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission pursuant to the Act, and any amendments thereto.

Dated: February 25, 1998

                                                 /s/ CHARLES C. WELLS, JR., M.D.
                                                 -------------------------------
                                                     Charles C. Wells, Jr., M.D.